                                                                       Exhibit 3

              CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES
            AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL
                 RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                            GLOBALOPTIONS GROUP, INC.

         GLOBALOPTIONS  GROUP, INC., a Nevada  corporation (the  "CORPORATION"), pursuant  to the  provisions  of  Sections  78.195 and  78.1955 of Chapter 78 of
Nevada Revised  Statutes,  does hereby make this  Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of  Directors  of the  Corporation  (the  "BOARD") by the  Articles of
Incorporation of the  Corporation,  as amended to date (the  "ARTICLES"),  which authorizes  the issuance of  15,000,000  shares of preferred  stock,  $0.001 par value per share,  in one or more series,  the Board duly  adopted the  following resolutions,  which  resolutions  remain in full force and effect as of the date hereof:

         RESOLVED,  that,  pursuant  to Article IV, of the  Articles,  the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating,  optional and other special rights, and qualifications, limitations and restrictions,  of a series of preferred stock of the Corporation consisting  of 60,000  shares,  par value  $0.001  per share,  to be  designated
"Series B Convertible  Preferred  Stock"  (hereinafter,  the "SERIES B PREFERRED
STOCK"); and be it

         RESOLVED,  that  each  share of Series B  Preferred  Stock  shall  rank equally  in all  respects  and  shall be  subject  to the  following  terms  and provisions:

         1.  DIVIDENDS.  The  holders of the Series B  Preferred  Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefor, and as set forth below,  cumulative dividends payable as set forth in this Section 1.

             (a) Dividends  on the Series B  Preferred  Stock  shall  accrue and shall be  cumulative  from  the date  that is 18  months  following  the date of original  issuance  of any shares of Series B  Preferred  Stock  (the  "DIVIDEND
COMMENCEMENT DATE"), whether or not declared by the Board. Until paid, the right to receive dividends on the Series B Preferred Stock shall accumulate, and shall be payable,  to the extent not  prohibited by applicable  law,  quarterly at the option of the applicable  holder of the Series B Preferred  Stock in either cash or in shares of the  Corporation's  Common  Stock (the "COMMON  STOCK"),  as set
forth below, in arrears,  on March 31, June 30,  September 30 and December 31 of
each year (each, a "DIVIDEND  PAYMENT  DATE"),  commencing on the first Dividend
Payment Date  following the Dividend  Commencement  Date (the "INITIAL  DIVIDEND
PAYMENT DATE") except that if such Dividend  Payment Date is not a business day, then the Dividend Payment Date will be the immediately  preceding  business day.
The dividend  due on any  Dividend  Payment Date shall be paid to each holder of
Series B Preferred  Stock in cash  unless such holder  shall elect in writing to receive  such  dividend in shares of Common  Stock as set forth in Section  1(e)

below. If a holder of Series B Preferred Stock elects to receive the dividend in shares of Common Stock, the Corporation  shall set aside a sufficient  number of shares of Common  Stock for the  payment of such  declared  dividends  and shall deliver certificates  representing such shares of Common Stock to the applicable holders of shares of Series B  Preferred  Stock as of the  record  date for such dividend in payment of such declared  dividends  within five business days after such  Dividend  Payment Date.  Each such  dividend  declared by the Board on the
Series B Preferred Stock shall be paid to the holders of record of shares of the
Series B Preferred Stock as they appear on the stock register of the Corporation on the record date which  shall be the  business  day next  preceding a Dividend
Payment Date (each, a "RECORD DATE"). Dividends in arrears for any past dividend period may be declared by the Board and paid on shares of the Series B Preferred
Stock on any date fixed by the Board,  whether or not a regular Dividend Payment
Date,  to holders of record of shares of the  Series B  Preferred  Stock as they appear on the  Corporation's  stock  register on the Record  Date.  Any dividend payment  made on shares of the Series B Preferred  Stock shall first be credited against the dividends  accumulated with respect to the earliest  dividend period for which dividends have not been paid. If a dividend is to be paid in shares of
Common  Stock,  the Common  Stock shall be valued at the Common  Stock  Dividend
Price (as defined below). In furtherance  thereof, the Corporation shall reserve out of the authorized but unissued  shares of Common Stock,  solely for issuance in respect of the payment of dividends as herein described,  a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the
Board of the Corporation.  If any dividends are not paid on any Dividend Payment
Date because such payment is prohibited by applicable law, the Corporation shall pay such dividends  promptly following such time as such payment would no longer be prohibited by applicable law.

             (b) DIVIDEND PERIODS; DIVIDEND RATE; CALCULATION OF DIVIDENDS.

                 (i)   DIVIDEND PERIODS. The dividend periods (each, a "DIVIDEND
         PERIOD") shall be as follows:  The initial  Dividend Period shall begin on the  Dividend  Commencement  Date  and end on the  Initial  Dividend
         Payment Date, and each Dividend Period thereafter shall commence on the day following the last day of the preceding  Dividend  Period and shall end on the next Dividend Payment Date.

                 (ii)  DIVIDEND  RATE. The dividend rate on each share of Series
         B Preferred  Stock (the "DIVIDEND  RATE"),  to be paid per annum on the
         Liquidation Preference (as defined below) shall be as follows:

                       (A)  From the Dividend  Commencement  Date until the date
             that is twelve  (12) months  following  the  Dividend  Commencement
             Date, the Dividend Rate shall be 6%; and

                       (B)  From and after the date that is twelve  (12)  months
             following the Dividend  Commencement  Date, the Dividend Rate shall be 8%.

                 (iii) CALCULATION OF DIVIDENDS.

                       (A)  The  amount  of  dividends  per  share  of  Series B
             Preferred  Stock payable for each  Dividend  Period or part thereof shall be computed by multiplying the Liquidation  Preference by the

             Dividend  Factors  (as  defined  below) for all  Dividend  Rates in effect during the Dividend Period or part thereof.

                       (B)  The  "Dividend  Factor"  for each  Dividend  Rate in
             effect from time to time shall be that Dividend Rate  multiplied by a  fraction,  the  numerator  of which is the number of days in the applicable  Dividend  Period or part  thereof on which both (1) the share of  Series B  Preferred  Stock  was  outstanding  and (2) the
             Dividend Rate was in effect, and the denominator of which is 365.

             "CURRENT  MARKET  PRICE"  means,  in respect of any share of Common
Stock on any date herein specified:

                 (1)   if  there  shall  not then be a  public  market  for the
             Common Stock,  the higher of (a) the book value per share of Common
             Stock at such  date,  and (b) the fair  market  value  per share of
             Common Stock as determined in good faith by the Board, or

                 (2)   if there  shall  then be a public  market for the Common
             Stock, (i) the closing bid price on such day on the principal stock exchange  (including  Nasdaq)  on which such  Common  Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale  takes  place  on such  day on any  such  exchange,  the  last reported closing bid price on such day as officially  quoted on any such exchange (including Nasdaq),  (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange,  the last reported  closing  bid  price on such  day in the  over-the-counter market,  as  furnished by the National  Association  of  Securities
             Dealers Automatic Quotation System or the Pink Sheets LLC (formerly
             the  National  Quotation  Bureau,   Inc.),  (iv)  if  neither  such
             corporation  at the time is engaged in the  business  of  reporting such prices,  as furnished by any similar firm then engaged in such business,  or (v) if there is no such  firm,  as  furnished  by any member of the National Association of Securities Dealers, Inc. (the
             "NASD") selected  mutually by holders of a majority of the Series B
             Preferred  Stock and the  Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which  shall be  selected  by holders of a majority of the Series B
             Preferred  Stock  and  one  of  which  shall  be  selected  by  the
             Corporation.

             "COMMON  STOCK  DIVIDEND  PRICE"  means the  average of the Current
Market Prices pursuant to paragraph 2 of the definition  thereof,  over a period beginning  on the trading day that is twenty (20) trading days prior to the date of a Dividend  Election Notice (as defined below) and ending on the date of such
Dividend Election Notice.

             (c) No dividends shall be declared or paid or set apart for payment on the shares of Common  Stock or any other class or series of capital  stock of the Corporation that is not expressly senior to or pari passu in dividend rights with the Series B Preferred Stock for any dividend period unless full cumulative dividends have been or  contemporaneously  are declared and paid on the Series B
Preferred Stock through the most recent Dividend Payment Date.

Without prejudice to the foregoing,  if full cumulative  dividends have not been paid on  shares  of the  Series B  Preferred  Stock  and any  class or series of capital stock of the Corporation that is expressly pari passu in dividend rights to the Series B Preferred Stock ("PARI PASSU STOCK"),  all dividends declared on shares of the Series B  Preferred  Stock and the Pari Passu  Stock shall be paid pro rata to the holders of  outstanding  shares of the Series B Preferred  Stock and  outstanding  shares of such Pari  Passu  Stock.  The  Series A  Convertible
Preferred Stock of the Company (the "SERIES A PREFERRED STOCK") is junior in all respects to the Series B Preferred Stock.

             (d) The holders of the Series B  Preferred  Stock shall be entitled to receive any dividends or other  distributions  from the Corporation  that are declared on the Common Stock,  in which case holders of Series B Preferred Stock shall each be entitled to receive,  on an As-Converted  Basis (as defined below, but without  regard to the  Beneficial  Ownership Cap  limitations  set forth in
Section 5(g)  hereof),  any  dividends or  distributions  (other than  dividends payable solely in additional Common Stock) declared by the Board and paid to the holders of Common Stock,  out of any assets  legally  available  therefor,  pari passu with the amount of such  dividends  to be  distributed  to the  holders of
Common  Stock   immediately  prior  to  the  declaration  of  such  dividend  or distribution. "AS-CONVERTED BASIS" means, as of the time of determination, that, solely  for the  purpose  of  determining  the  applicable  right  (and  without limitation  to any  rights  of the  Series  B  Preferred  Stock),  the  Series B
Preferred  Stock shall be treated as if such  Series B Preferred  Stock had been converted  into that number of shares of Common Stock which a holder of Series B
Preferred  Stock  would hold if all shares of Series B  Preferred  Stock held by such holder were  converted  into shares of Common  Stock  pursuant to Section 5 hereof at the then applicable Conversion Value (as defined below).

             (e) If a holder  of Series B  Preferred  Stock  elects  to  receive payment of the  dividends  payable on any  Dividend  Payment Date in the form of
Common Stock, then such holder shall deliver to the Corporation a written notice of such election (a "DIVIDEND  ELECTION  NOTICE") no later than the date that is thirty (30) days prior to the  applicable  Dividend  Payment Date. It shall be a condition  of the payment of such  dividends in shares of Common Stock that such
Dividend Election Notice shall contain a representation by such holder that such holder has not traded in the Common Stock  during the period that begins  twenty
(20) trading days prior to the date of the Dividend  Election Notice and ends on the date of the Dividend Election Notice.

         2.  VOTING RIGHTS.

             (a) Except as otherwise  provided herein or as provided by law, the holders of the  Series B  Preferred  Stock  shall  have full  voting  rights and powers,  subject to the Beneficial  Ownership Cap as defined in Section 5(g), if applicable, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any  stockholders  meeting in accordance with the
Bylaws of the  Corporation,  and shall be entitled to vote,  with respect to any question  upon which  holders of Common Stock are  entitled to vote,  including, without  limitation,  the right to vote for the  election of  directors,  voting together with the holders of Common Stock as one class. Each holder of shares of
Series B Preferred  Stock shall be  entitled to vote on an  As-Converted  Basis, determined  on the  record  date  for  the  taking  of a  vote,  subject  to the applicable  Beneficial  Ownership Cap limitations set forth in Section 5(g), or, if no  record  date is  established,  at the day  prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula  (after  aggregating  all shares into which shares of Series B
Preferred Stock held by each holder could be converted)  shall be rounded to the nearest whole number (with one-half being rounded upward).

             (b) In the event that the holders of the Series B  Preferred  Stock are  required to vote as a class,  the  affirmative  vote of holders of not less than a majority of the  outstanding  shares of Series B Preferred Stock shall be required  to approve  each such  matter to be voted  upon,  and if any matter is approved by such  requisite  percentage of holders of Series B Preferred  Stock, such matter shall bind all holders of Series B Preferred Stock.

         3.  RIGHTS ON LIQUIDATION.

             (a) In the  event  of any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation  (any such event being  hereinafter referred  to as a  "LIQUIDATION"),  the  holders  of record of the shares of the
Series B Preferred  Stock shall be  entitled to receive,  immediately  after any distributions  required by the  Corporation's  Articles of Incorporation and any
certificate(s) of designation,  powers, preferences and rights in respect of any securities of the Corporation  having priority over the Series B Preferred Stock with  respect  to  the  distribution  of the  assets  of  the  Corporation  upon
Liquidation,  and before and in  preference  to any  distribution  or payment of assets of the Corporation or the proceeds  thereof may be made or set apart with respect  to the  Series  A  Preferred  Stock  and any  other  securities  of the
Corporation over which the Series B Preferred Stock has priority with respect to the  distribution of the assets of the  Corporation  upon  Liquidation  ("JUNIOR
SECURITIES"), an amount in cash with respect to each share of Series B Preferred
Stock held by such holders,  equal to $1,000 per share (subject to adjustment in the event of stock splits,  combinations  or similar  events with respect to the
Series  B  Preferred  Stock)  (the  "LIQUIDATION  PREFERENCE").  If,  upon  such
Liquidation,  the assets of the  Corporation  available for  distribution to the holders of Series B Preferred Stock and any securities of the Corporation having
equal  priority  with  the  Series  B  Preferred   Stock  with  respect  to  the
distribution  of  the  assets  of  the  Corporation  upon  Liquidation  ("PARITY
SECURITIES")  shall be  insufficient to permit payment in full to the holders of the Series B Preferred Stock and Parity  Securities,  then the entire assets and funds of the Corporation  legally  available for distribution to such holders of the Series B Preferred  Stock and Parity  Securities then  outstanding  shall be distributed  ratably  among such  holders  based upon the  proportion  the total amount  distributable  on each share  upon  liquidation  bears to the  aggregate amount  available for distribution on all shares of the Series B Preferred Stock and of such Parity Securities, if any.

             (b) Upon the completion of the distributions  required by paragraph
(a) of this  Section  3, if assets  remain  in the  Corporation,  they  shall be distributed  to holders  of Series B  Preferred  Stock pro rata with  holders of
Junior Securities,  based on the number of shares of Common Stock into which the
Series B Preferred Stock is convertible at the then effective  Conversion  Value
(as defined below).

             (c) A Change of Control (as defined below) of the Corporation shall not be deemed a  Liquidation,  but shall  instead  be  governed  by the terms of
Section 7 below.

         4.  ACTIONS  REQUIRING  THE  CONSENT OF  HOLDERS OF SERIES B  PREFERRED
STOCK.  As long as at least 25% of the shares of Series B Preferred Stock issued on the date of original  issuance of any shares of Series B Preferred Stock (the
"DATE OF ORIGINAL ISSUE") remain  outstanding,  the consent of the holders of at least a  majority  of the  shares  of  Series  B  Preferred  Stock  at the  time outstanding,  given in accordance with the Articles of Incorporation  and Bylaws of the Corporation,  as amended,  shall be necessary for effecting or validating any of the following  transactions or acts, whether by merger,  consolidation or otherwise:

             (a) Any  amendment,   alteration  or  repeal  (whether  by  merger,
consolidation  or otherwise) of any of the  provisions  of this  Certificate  of
Designation, including any increase in the number of authorized shares of Series
B Preferred Stock;

             (b) Any  amendment,   alteration  or  repeal  (whether  by  merger,
consolidation  or  otherwise)  of (i) the  Articles  or (ii) the  Bylaws  of the
Corporation  that will adversely  affect the rights or privileges of the holders of the Series B Preferred Stock;

             (c) The  authorization  or creation by the  Corporation  of, or the increase in the number of authorized  shares of, any stock of any class,  or any security  convertible into stock of any class, or the  authorization or creation of any new class of preferred stock (or any action which would result in another series of  preferred  stock),  in each  case,  ranking  in terms of  liquidation preference,  redemption rights or dividend rights, pari passu with or senior to, the Series B Preferred  Stock in any manner (any such securities pari passu with the  Series  B  Preferred  Stock,  the  "PARI  PASSU  SECURITIES"  and any  such securities senior to the Series B Preferred Stock, the "SENIOR SECURITIES");

             (d) The issuance of any securities  ranking in terms of liquidation preference,  redemption rights or dividend rights, pari passu with or senior to, the Series B Preferred Stock in any manner;

             (e) The  redemption,  purchase  or other  acquisition,  directly or indirectly,  of any shares of  capital  stock of the  Corporation  or any of its subsidiaries  or any  option,  warrant or other right to purchase or acquire any such shares,  or any other such security,  other than pursuant to the repurchase rights of the Corporation under options or restricted stock grants to directors, employees or consultants of the Corporation,  in each case, granted under equity incentive plans approved by the Board and other than Senior Securities  pursuant to rights expressly set forth in reasonable  detail (with specific details as to the terms of such redemption, puchase or other acquisition) in the terms of such
Senior  Securities  as approved  by the holders of the Series B Preferred  Stock pursuant to Section 4(c);

             (f) The   declaration   or  payment  of  any   dividend   or  other
distribution (whether in cash, stock or other property, but excluding a split or reverse  split with  respect to the Common  Stock)  with  respect to the capital stock of the Corporation or any  subsidiary,  except for such dividends or other distributions  on the Series B Preferred  Stock and except for such dividends or other  distributions as are expressly set forth in reasonable detail (specifying the nature, amounts and timing of payment of such dividends) in the terms of any
Pari Passu Securities or Senior Securities approved by the holders of the Series
B Preferred Stock pursuant to Section 4(c); and

             (g) any  act or  thing  not  authorized  or  contemplated  by  this
Certificate  of  Designations  which would  result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue
Code of 1986, as amended (or any  comparable  provision of the Internal  Revenue
Code as hereafter from time to time amended).

         5.  CONVERSION.

             (a) RIGHT TO  CONVERT.  Subject  to the  limitations  set  forth in
Section  5(g)  hereof,  the holder of any share or shares of Series B  Preferred
Stock shall have the right at any time, at such holder's option,  to convert all or any lesser portion of such holder's  shares of Series B Preferred  Stock into such  number of fully  paid and  non-assessable  shares  of  Common  Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of
Series B Preferred  Stock to be  converted  plus  accrued  and unpaid  dividends thereon and declared and unpaid  dividends  thereon by (ii) the Conversion Value
(as  defined  below)  then in  effect  for such  Series B  Preferred  Stock.  No fractional shares or scrip  representing  fractional shares shall be issued upon the conversion of any Series B Preferred Stock.  With respect to any fraction of a share of Common Stock called for upon any conversion,  the  Corporation  shall pay to the holder an amount in cash  equal to such  fraction  multiplied  by the
Current Market Price per share of the Common Stock.

             (b) MANDATORY  CONVERSION.  If a  Conversion  Triggering  Event (as
defined below) shall occur and within 5 business days following such occurrence, the  Corporation  shall have  delivered  a written  notice to the holders of the
Series B Preferred Stock (the "NOTICE") that the Corporation  intends to convert all of the outstanding Series B Preferred Stock into Common Stock, then, subject to the  limitations  set forth in Section  5(g)  hereof,  as of the date that is thirty  days  following  the date that  such  Notice  is given  (the  "MANDATORY
CONVERSION  DATE"),  the Series B Preferred  Stock shall be converted  into such number of fully paid and non-assessable  shares of Common Stock as is determined by dividing (i) the aggregate  Liquidation  Preference of the shares of Series B
Preferred  Stock to be converted plus accrued and unpaid  dividends  thereon and declared and unpaid  dividends  thereon by (ii) the applicable  Conversion Value
(as  hereinafter  defined) then in effect for such Series B Preferred Stock (the
"MANDATORY  CONVERSION").  Nothing in this Section 5(b) shall be construed so as to limit the right of a holder of Series B Preferred  Stock to convert  pursuant to Section 5(a) at any time.

             "CONVERSION  TRIGGERING EVENT" shall mean, at any time after twelve months after the Closing Date (as defined in the Purchase Agreement),  such time as:

                 (i)   the Current  Market Price (as determined by paragraph (2)
         of such  definition)  is  greater  than  $4.50 (as  adjusted  for stock splits,  reverse  splits,  stock  dividends  and the like)  for  twenty consecutive trading days;

                 (ii)  the trading  volume of the Common Stock on the applicable exchange  or market  for at least  fifteen  of the  twenty  consecutive trading  days  provided  in clause  (i) above is not less than  100,000 shares per such  trading day (as  adjusted  for stock  splits,  reverse splits, stock dividends and the like); and

                 (iii) the  Registration   Statement  (as  hereinafter  defined)
         covering  all of the  shares of Common  Stock  into  which the Series B
         Preferred  Stock is  convertible  is  effective  and  sales may be made pursuant  thereto (or all of the shares of Common  Stock into which the
         Series B Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities

         and Exchange  Commission  under the  Securities Act of 1933, as amended
         (the "SECURITIES ACT")).

             "REGISTRATION  STATEMENT" shall have the meaning established in the
Investor Rights  Agreement dated on or about the filing date of this Certificate of Designation  (the "FILING DATE"),  by and among the Corporation and the other parties signatory thereto.

             (c) MECHANICS OF CONVERSION.

                 (i)   Such   right  of   conversion   (other   than   mandatory
         conversion)  shall be  exercised  by the  holder  of shares of Series B
         Preferred Stock by delivering to the Corporation a conversion notice in the form  attached  hereto  as  EXHIBIT  A (the  "CONVERSION  NOTICE"), appropriately  completed and duly signed and  specifying  the number of shares of Series B  Preferred  Stock that the holder  elects to convert
         (the "CONVERTING SHARES") into shares of Common Stock, and by surrender not later than two (2) business days  thereafter of the  certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or  certificates  for Common  Stock shall be issued,  if other than the name in which the Converting Shares are registered.  Promptly after the receipt of the  Conversion  Notice,  the  Corporation  shall  issue and deliver,  or cause to be  delivered,  to the  holder of the  Converting
         Shares or such holder's nominee,  a certificate or certificates for the number of shares of Common Stock  issuable upon the  conversion of such
         Converting  Shares.  Such  conversion  shall  be  deemed  to have  been effected  as of the close of  business  on the date of  receipt  by the
         Corporation of the Conversion Notice (the "CONVERSION  DATE"),  and the
         person or  persons  entitled  to  receive  the  shares of Common  Stock issuable  upon  conversion  shall be treated  for all  purposes  as the holder or  holders of record of such  shares of Common  Stock as of the close of business on the Conversion Date.

                 (ii)  The Corporation shall issue certificates representing the shares of Common Stock to be received  upon  conversion of the Series B
         Preferred  Stock  (the  "CONVERSION   SHARES")  (and  certificates  for
         unconverted Series B Preferred Stock) within three (3) business days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder  within  three (3)  business  days after the receipt by the
         Corporation of such Conversion  Notice. If certificates  evidencing the
         Conversion  Shares  are not  received  by the  holder  within  five (5)
         business  days  of the  Conversion  Notice,  then  the  holder  will be entitled to revoke and withdraw its Conversion  Notice,  in whole or in part, at any time prior to its receipt of those  certificates.  In lieu of delivering physical certificates  representing the Conversion Shares or in  payment  of  dividends  hereunder,  provided  the  Corporation's transfer agent is participating in the Depository Trust Company ("DTC")
         Fast Automated  Securities  Transfer ("FAST") program,  upon request of the holder,  the  Corporation  shall use its reasonable best efforts to cause its transfer  agent to  electronically  transmit the Common Stock issuable  upon  conversion  or  dividend  payment  to  the  holder,  by crediting the account of the holder's prime broker with DTC through its
         Deposit  Withdrawal Agent Commission  ("DWAC") system. The time periods for  delivery  described  above,  and for  delivery of Common  Stock in payment of dividends hereunder, shall apply to the

         electronic  transmittals  through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The person or persons entitled  to receive the Common  Stock  issuable  upon such  conversion shall be treated for all  purposes  as the record  holder or holders of such Common Shares at the close of business on the Conversion  Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation  intentionally or willfully fails to deliver to the holder  such  certificate  or  certificates  (or  shares  through  DTC)
         pursuant  to this  Section 5 (free of any  restrictions  on transfer or legends,  if such shares have been registered) in accordance  herewith, prior to the seventh  trading day after the  Conversion  Date (assuming timely  surrender of the Series B Preferred  Stock  certificates),  the
         Corporation  shall pay to such holder, in cash, on a per diem basis, an amount  equal  to 2% of the  Liquidation  Preference  of all  Series  B
         Preferred Stock held by such holder per month until such delivery takes place.

                 (iii) The  Corporation's  obligation to issue Common Stock upon
         conversion  of  Series  B  Preferred   Stock  shall  be  absolute,   is
         independent of any covenant of any holder of Series B Preferred  Stock, and shall not be  subject  to: (A) any  offset or  defense;  or (B) any claims against the holders of Series B Preferred Stock whether pursuant to this  Certificate  of  Designation,  the  Convertible  Note Purchase
         Agreement dated on or about the Filing Date (the "PURCHASE AGREEMENT"), the Investor Rights Agreement, the Warrants or otherwise.

                 (iv)  Subject to the  provisions  of Section 5(g), in the event that a Conversion Triggering Event has occurred and the Corporation has given the Notice as required by Section 5(b),  all the shares of Series
         B Preferred  Stock shall be converted on the Mandatory  Conversion Date as if the  holders  thereof  had  delivered  a  Conversion  Notice with respect to such shares on such date. Promptly  thereafter,  the holders of the  Series B  Preferred  Stock  shall  deliver  their  certificates evidencing the Series B Preferred  Stock to the Corporation or its duly authorized  transfer agent, and upon receipt  thereof,  the Corporation shall  issue or cause  its  transfer  agent to issue  and  deliver  the certificates evidencing the Common Stock into which the shares Series B
         Preferred   Stock  have  been  converted  in  accordance  with  Section
         5(c)(ii).

             (d) BENEFICIAL  OWNERSHIP  CAP.  To the  extent  that any shares of
Series B Preferred Stock are not automatically  converted upon the occurrence of a Mandatory  Conversion  on account of the  application  of Section  5(g),  such shares of Series B Preferred Stock shall be deemed converted automatically under this  Section 5 at the first  moment  thereafter  when  Section  5(g)  would not prevent  such  conversion.  Notwithstanding  the  preceding  sentence,  upon the occurrence  of the  Mandatory  Conversion,  the  right to:  (a) the  Liquidation
Preference of the Series B Preferred Stock, including,  without limitation,  the right to be treated as  holders  of Series B  Preferred  Stock in the event of a merger or consolidation;  (b) the veto rights described in Section 4 hereof; and
(c) the right to receive  dividends  pursuant  to Section 1 hereof  (other  than unpaid  dividends  accrued  as of the  date  of  such  Mantatory  Conversion  or dividends payable pursuant to Section 1(d)) shall cease immediately.

             (e) CONVERSION VALUE. The initial conversion value for the Series B
Preferred  Stock  shall be $2.00,  such  value to be subject  to  adjustment  in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a "CONVERSION VALUE." All of the remaining  provisions of this Section
5 shall apply  separately to each  Conversion  Value in effect from time to time with respect to Series B Preferred Stock.

             (f) STOCK DIVIDENDS,  SUBDIVISIONS AND COMBINATIONS. If at any time prior to the Date of  Original  Issue or while the Series B  Preferred  Stock is outstanding, the Corporation shall:

                 (i)   cause the  holders of its Common  Stock to be entitled to
         receive a dividend  payable in, or other  distribution  of,  additional shares of Common Stock,

                 (ii)  subdivide its  outstanding  shares of Common Stock into a larger number of shares of Common Stock, or

                 (iii) combine  its  outstanding  shares of Common  Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the  numerator  shall be the number of shares of Common  Stock  (excluding treasury shares, if any) outstanding  immediately before such event and of which the  denominator  shall be the  number of shares  of  Common  Stock  outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this
Paragraph 5(f) shall become effective  immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any  adjustment  pursuant to clauses  (ii) or (iii) of this  Paragraph  5(f)
shall become effective  immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a  Conversion  Value is  calculated  hereunder,  then the calculation of such Conversion Value shall be adjusted  appropriately to reflect such event.

             (g) BLOCKING PROVISION.

                 (i)   Except as provided otherwise in this Section 5(g)(i), the
         number of Conversion Shares that may be acquired by any holder, and the number of shares of Series B Preferred  Stock that shall be entitled to voting rights under Section 2(a) hereof, shall be limited to the extent
         necessary  to  insure  that,   following  such  conversion  (or  deemed
         conversion for voting  purposes),  the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated  with the  holder's  for  purposes  of Section  13(d) of the
         Exchange Act of 1934, as amended (the "EXCHANGE ACT") (including shares held by any "group" of which the holder is a member, but, for avoidance of doubt,  excluding shares of Common Stock issuable upon conversion or exercise  of  securities  or rights  to  acquire  securities  that have limitations  on the right to convert,  exercise or purchase  similar to the  limitation  set forth  herein)  does not exceed 4.99% of the total number of shares of Common  Stock of the  Corporation  then  issued and outstanding  (the  "BENEFICIAL  OWNERSHIP  CAP").  For purposes hereof,
         "group" has the meaning set forth in Section  13(d) of the Exchange Act and applicable regulations of the Securities

                                       10

         and Exchange Commission, and the percentage held by the holder shall be determined in a manner  consistent with the provisions of Section 13(d)
         of the Exchange  Act. As used herein,  the term  "AFFILIATE"  means any person or entity  that,  directly  or  indirectly  through  one or more intermediaries, controls or is controlled by or is under common control with a person or entity,  as such terms are used in and construed under
         Rule 144 under the Securities Act. With respect to a holder of Series B
         Preferred Stock, any investment fund or managed account that is managed on a discretionary  basis by the same investment manager as such holder will be deemed to be an Affiliate of such  holder.  Each  delivery of a
         Conversion  Notice  by a  holder  of  Series  B  Preferred  Stock  will constitute a  representation  by such Holder that it has  evaluated the limitation set forth in this paragraph and  determined,  subject to the accuracy of information filed under the Securities Act and the Exchange
         Act by the Corporation with respect to the outstanding  Common Stock of the  Corporation,  that the  issuance  of the full  number of shares of
         Common Stock  requested in such  Conversion  Notice is permitted  under this paragraph.  This paragraph shall be construed and  administered in such  manner  as  shall be  consistent  with the  intent  of the  first sentence of this paragraph.  Any provision hereof which would require a result that is not consistent  with such intent shall be deemed severed herefrom  and of no force or  effect  with  respect  to the  conversion contemplated by a particular Conversion Notice.

                 (ii)  In the event the  Corporation is prohibited  from issuing shares of Common Stock as a result of any  restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the
         Corporation  shall  as  soon  as  possible  seek  the  approval  of its stockholders  and take such other action to  authorize  the issuance of the full  number  of  shares of  Common  Stock  issuable  upon the full conversion of the then outstanding shares of Series B Preferred Stock.

                 (iii) Notwithstanding the foregoing provisions of Section 5(g), any holder of Series B  Preferred  Stock  shall have the right prior to the Closing  Date (as defined in the Purchase  Agreement)  upon written notice to the Corporation, or after the Closing Date (as defined in the
         Purchase  Agreement)  upon  (x) 61 days  prior  written  notice  to the
         Corporation  or (y) upon a Change of Control the terms of which require the  conversion of the Series B Preferred  Stock into Common Stock,  to choose not to be  governed by the  Beneficial  Ownership  Cap  provided herein.

             (h) COMMON  STOCK  RESERVED.  The  Corporation  shall at all  times reserve and keep  available  out of its  authorized  but unissued  Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein  provided,  such  number of shares of Common  Stock as shall from time to time be  issuable  upon the  conversion  of all the shares of Series B Preferred
Stock at the time  outstanding  (without  regard  to any  ownership  limitations provided in Section 5(g)).

             (i) ADJUSTMENT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                 (i)   ADJUSTMENT TO CONVERSION  VALUE.  If at any time prior to
         the Date of  Original  Issue or while any Series B  Preferred  Stock is outstanding the Corporation  shall issue or sell any additional  shares

                                       11

         of  Common   Stock   ("ADDITIONAL   COMMON   STOCK")  in  exchange  for
         consideration  in an amount per share of  Additional  Common Stock less than the Conversion  Value at the time the shares of Additional  Common
         Stock are issued or sold,  then,  subject to Section 5(i)(v) below, the
         Conversion  Value  immediately  prior to such  issue  or sale  shall be reduced to a price determined by dividing:

                       (1)  an  amount  equal  to the sum of (a) the  number  of
             shares of Common Stock outstanding  immediately prior to such issue or sale multiplied by the then existing  Conversion Value, plus (b)
             the  consideration,  if any,  received by the Corporation upon such issue or sale; by

                       (2)  the  total   number   of  shares  of  Common   Stock
             outstanding immediately after such issue or sale.

                 (ii)  ISSUANCE  OF  COMMON  STOCK  EQUIVALENTS.  If at any time prior to the Date of  Original  Issue or while the  Series B  Preferred
         Stock is outstanding the  Corporation  shall issue or sell any warrants or other rights to subscribe for or purchase any  additional  shares of
         Common Stock  (regardless  of the number of shares of Common Stock that the  Corporation  is  then  authorized  to  issue)  or  any  securities convertible,  directly  or  indirectly,  into  shares of  Common  Stock
         (collectively,  "COMMON STOCK EQUIVALENTS"),  whether or not the rights to exchange or convert thereunder are immediately exercisable,  and the effective  price per share for which Common Stock is issuable  upon the exercise,  exchange or conversion of such Common Stock Equivalents (the
         "COMMON  STOCK  EQUIVALENT  PRICE")  shall  be less  than  the  current
         Conversion Value in effect  immediately prior to the time of such issue or sale,  then the  current  Conversion  Value  shall  be  adjusted  as provided in Section 5(i)(i) on the basis that the additional  shares of
         Common Stock  issuable  pursuant to all such Common  Stock  Equivalents shall be deemed to have been  issued  at the  Common  Stock  Equivalent
         Price,  as of the date of the  actual  issuance  of such  Common  Stock
         Equivalents.  No further  adjustments to the current  Conversion  Value shall be made under  this  Section  5(i) upon the actual  issue of such
         Common Stock upon the  exercise,  conversion or exchange of such Common
         Stock Equivalents.

                 (iii) CERTAIN   ISSUES   OF  COMMON   STOCK  OR  COMMON   STOCK
         EQUIVALENTS EXCEPTED.  The provisions of Paragraph 5(j) shall not apply to any issuance of  Additional  Common Stock for which an adjustment is provided under Paragraph 5(f). The Corporation shall not be required to make any adjustment of the Conversion  Value pursuant to Paragraph 5(j)
         in the case of the issuance (each, an "EXEMPT  ISSUANCE") of (A) shares of Common  Stock  issued as  dividends  with  respect  to the  Series B
         Preferred  Stock,  (B) shares of Common Stock  issued or issuable  upon conversion of any convertible  securities outstanding as of the Closing
         Date in  accordance  with the terms  thereof on the Closing  Date,  (C)
         shares of Common Stock or Common Stock Equivalents issued in connection with any stock-based  compensation plans of the Corporation approved by the  stockholders of the Corporation and the Board including all (which shall be at least three) independent directors,  which shall not in the aggregate exceed 20% of the Corporation's issued and outstanding Common
         Stock, (D) shares of Series B Preferred Stock and Common Stock purchase warrants (the  "WARRANTS")  issuable  upon  conversion of the Notes (as

                                       12

         defined in the Purchase Agreement) and conversion of the Existing Notes
         (as  defined  in the  Purchase  Agreement)  or shares  of Common  Stock issuable  upon  conversion  of the  Series  B  Preferred  Stock or upon
         exercise  of  the  Warrants,   (E)  securities  or  rights  to  acquire
         securities   issued  to  financial   institutions  in  connection  with
         commercial   credit   arrangements,   equipment   financings,   service
         agreements  or  similar  transactions  approved  by the  Board  and the primary  purpose of which is not equity  financing or (F) securities or rights to  acquire  securities  issued  in  connection  with  strategic collaborations,  development  agreements,  joint  ventures or licensing transactions, the terms of which are approved by the Board.

                 (iv)  SUPERSEDING  ADJUSTMENT.   If,  at  any  time  after  any
         adjustment  to the  current  Conversion  Value  shall  have  been  made pursuant to Section  5(i) as the result of any issuance of Common Stock
         Equivalents,  (x) the right to exercise, exchange or convert all of the
         Common  Stock  Equivalents  shall  expire   unexercised,   or  (y)  the
         conversion rate or  consideration  per share for which shares of Common
         Stock are issuable  pursuant to such Common Stock  Equivalents shall be increased  solely by  virtue of  provisions  therein  contained  for an automatic  increase in such conversion rate or consideration per share, as the case may be, upon the  occurrence of a specified  date or event, then,  unless any of such Common Stock Equivalents have previously been converted  or  exercised  at the  original  price,  any  such  previous adjustments to the Conversion Value shall be rescinded and annulled and the  additional  shares of Common  Stock which were deemed to have been issued  by  virtue  of the  computation  made in  connection  with  the adjustment so rescinded and annulled  shall no longer be deemed to have been issued by virtue of such  computation.  Upon the  occurrence of an event  set  forth in this  Section  5(i)(iv)  above,  there  shall be a recomputation  made of the effect of such Common Stock  Equivalents  on the basis of treating  any such  Common  Stock  Equivalents  which then remain  outstanding as having been granted or issued  immediately after the time of such increase of the conversion rate or  consideration  per share for which shares of Common  Stock or other  property are issuable under such Common Stock Equivalents;  whereupon a new adjustment to the current  Conversion  Value shall be made,  which new  adjustment  shall supersede the previous adjustment so rescinded and annulled.

                 (v)   If an adjustment to the Conversion  Value pursuant to the
         formula set forth in Section 5(i)(i) above would result in a Conversion
         Value of less  than  $0.765  (as  adjusted  for stock  splits,  reverse splits,  stock dividends and the like), then the Conversion value shall be  $0.765  (as  adjusted  for  stock  splits,  reverse  splits,  stock dividends and the like).

         6.  OTHER   PROVISIONS   APPLICABLE  TO   ADJUSTMENTS.   The  following
provisions  shall be  applicable to the making of  adjustments  of the number of shares of Common  Stock into which the Series B Preferred  Stock is  convertible and the current Conversion Value provided for in Section 5:

             (a) WHEN  ADJUSTMENTS  TO BE  MADE.  The  adjustments  required  by
Section 5 shall be made whenever and as often as any specified  event  requiring an adjustment  shall occur,  except that any adjustment to the Conversion  Value that would  otherwise  be  required  may be  postponed  (except in the case of a

                                       13

subdivision  or  combination  of shares of the Common Stock,  as provided for in
Section  5(f)) up to,  but not  beyond the  Conversion  Date if such  adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common  Stock  into  which the Series B  Preferred
Stock is convertible  immediately  prior to the making of such  adjustment.  Any adjustment  representing  a change of less than such minimum  amount  (except as aforesaid)  which is postponed shall be carried forward and made as soon as such adjustment,  together  with  other  adjustments  required  by  Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date.
For the purpose of any  adjustment,  any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

             (b) FRACTIONAL INTERESTS. In computing adjustments under Section 5, fractional  interests in Common Stock shall be taken into account to the nearest
1/100th of a share.

             (c) ESCROW OF STOCK.  If after any property  becomes  distributable pursuant  to Section 5 by reason of the  taking of any record of the  holders of
Common Stock,  but prior to the occurrence of the event for which such record is taken,  a holder of the Series B Preferred  Stock  either  converts the Series B
Preferred  Stock or there is a Mandatory  Conversion  during such period or such holder is unable to convert  shares  pursuant  to Section  5(g),  such holder of
Series B Preferred  Stock shall continue to be entitled to receive any shares of
Common  Stock  issuable  upon  conversion  under  Section  5 by  reason  of such adjustment (as if such Series B Preferred Stock were not yet converted) and such shares or other  property shall be held in escrow for the holder of the Series B
Preferred  Stock by the  Corporation  to be issued  to  holder  of the  Series B
Preferred  Stock upon and to the extent  that the event  actually  takes  place.
Notwithstanding  any other  provision to the contrary  herein,  if the event for which such record was taken fails to occur or is  rescinded,  then such escrowed shares shall be canceled by the  Corporation and escrowed  property  returned to the Corporation.

         7.  MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

             (a) If,  after  the  Closing  Date  (as  defined  in  the  Purchase
Agreement)  and  while any  share or  shares  of  Series B  Preferred  Stock are outstanding,  there  occurs,  other  than as a result of the sale of  securities pursuant to the Purchase Agreement: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than
50% of the voting rights or equity interests in the Corporation,  whether in one transaction  or in a  series  of  related  transactions  or  (ii)  a  merger  or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation's  property,  assets or business to another corporation  where the holders of the  Corporation's  voting securities prior to such  transaction  fail to continue to hold at least 50% of the voting  power of the Corporation  and such  transaction is approved by the Board (each, a "CHANGE
OF CONTROL"),  and,  pursuant to the terms of such Change of Control,  shares of common stock of the successor or acquiring  corporation,  or any cash, shares of stock or other  securities  or  property  of any  nature  whatsoever  (including warrants or other  subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("MERGER CONSIDERATION"), are to be  received  by or  distributed  to the  holders of Common  Stock of the
Corporation  then the  successor  or  acquiring  corporation  (if other than the
Corporation)  shall assume the Series B Preferred Stock pursuant to Section 7(b)
below  unless the  Corporation  provides  for all of the holders of the Series B
Preferred Stock to receive the Merger  Consideration on an As-Converted Basis in

                                       14

exchange  for  such  holders'  shares  of  Series  B  Preferred  Stock  upon the consummation  of such  Change of  Control  transaction;  PROVIDED  THAT any such exchange may only be effected by the  Corporation  in such a manner that it does not cause any holder of the Series B Preferred  Stock and its Affiliates and any
other persons or entities whose  beneficial  ownership  would be aggregated with the holder's for purposes of Section  13(d) of the Exchange Act to hold a higher percentage  of any  class  or  series  of a  company's  capital  stock  that  is registered  pursuant to Section 12 of the Exchange Act than such holder would be permitted to hold of the Common Stock pursuant to Section 5(g) hereof.

             (b) Unless  all of the  shares  of  Series B  Preferred  Stock  are exchanged for the Merger  Consideration  as set forth in Section 7(a) above,  in case of any such Change of Control,  the successor or acquiring  corporation (if other  than  the  Corporation)  shall  expressly  assume  the due  and  punctual observance and performance of each and every covenant and condition of contained in  this  Certificate  of  Designation  to be  performed  and  observed  by  the
Corporation and all the obligations and liabilities  hereunder,  subject to such modifications  as may be deemed  appropriate (as determined by resolution of the
Board) in order to provide for  adjustments  of shares of the Common  Stock into which the  Series B  Preferred  Stock is  convertible  which  shall be as nearly equivalent  as  practicable  to the  adjustments  provided for in Section 5. For purposes of Section 5, common stock of the  successor  or acquiring  corporation shall include stock of such  corporation  of any class which is not preferred as to  dividends  or assets on  liquidation  over any other  class of stock of such corporation  and which is not subject to  redemption  and shall also include any evidences  of  indebtedness,  shares  of  stock or other  securities  which  are convertible into or exchangeable for any such stock,  either immediately or upon the arrival of a specified  date or the  happening of a specified  event and any warrants or other rights to subscribe for or purchase any such stock.

             (c) The  foregoing  provisions  of this  Section 7 shall  similarly apply to successive Change of Control transactions.

         8.  OTHER ACTION  AFFECTING  COMMON STOCK.  In case at any time or from time to time the  Corporation  shall  take any  action in  respect of its Common
Stock,  other than the payment of dividends  permitted by Section 5 or any other action  described  in  Section  5,  then,  unless  such  action  will not have a materially  adverse  effect  upon the rights of the holder of Series B Preferred
Stock, the number of shares of Common Stock or other stock into which the Series
B Preferred  Stock is  convertible  and/or the purchase  price  thereof shall be adjusted in such manner as may be equitable in the circumstances.

         9.  CERTAIN  LIMITATIONS.   Notwithstanding   anything  herein  to  the
contrary,  the Corporation  agrees not to enter into any transaction or take any other  action  which,  by reason of any  adjustment  hereunder,  would cause the current  Conversion  Value to be less  than the par  value  per  share of Common
Stock.

                                       15

         10. COVENANTS OF THE CORPORATION.  The Corporation covenants and agrees that,  so long as shares of Series B Preferred  Stock are  outstanding,  it will perform the obligations set forth in this Section 10:

             (a) TAXES  AND  LEVIES.  The  Corporation  will  promptly  pay  and discharge all taxes,  assessments,  and  governmental  charges or levies imposed upon  the  Corporation  or upon  its  income  and  profits,  or upon  any of its property,  before the same shall  become  delinquent,  as well as all claims for labor,  materials and supplies which,  if unpaid,  might become a lien or charge
upon  such  properties  or  any  part  thereof;  provided,   however,  that  the
Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by  appropriate  proceedings  and the  Corporation  shall set aside on its books  adequate  reserves  in  accordance  with  generally  accepted  accounting principles  ("GAAP") with respect to any such tax,  assessment,  charge, levy or claim so contested;

             (b) MAINTENANCE OF EXISTENCE.  The Corporation  will do or cause to be done all things  reasonably  necessary to preserve and keep in full force and effect its corporate  existence,  rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation;

             (c) MAINTENANCE  OF  PROPERTY.  The  Corporation  will at all times maintain,  preserve, protect and keep its property used or useful in the conduct of its business in good repair,  working order and  condition,  and from time to
time  make  all  needful  and  proper  repairs,   renewals,   replacements   and
improvements  thereto  as shall be  reasonably  required  in the  conduct of its business;

             (d) INSURANCE.  The Corporation  will, to the extent  necessary for the operation of its business,  keep  adequately  insured by  financially  sound reputable  insurers,  all  property  of a character  usually  insured by similar corporations  and carry such other  insurance  as is usually  carried by similar corporations;

             (e) BOOKS AND RECORDS.  The Corporation will at all times keep true and correct books,  records and accounts  reflecting all of its business affairs and transactions materially in accordance with GAAP; and

             (f) NOTICE OF CERTAIN  EVENTS.  The  Corporation  will give  prompt written  notice  (with a  description  in  reasonable  detail) to the holders of
Series B Preferred Stock in the event the Corporation shall:

                 (i)   become  insolvent or generally fail or be unable to pay,
         or admit in writing its inability to pay, its debts as they become due;

                 (ii)  apply for,  consent to, or acquiesce in, the appointment of a  trustee,  receiver,  sequestrator  or  other  custodian  for  the
         Corporation  or any of its property,  or make a general  assignment for the benefit of creditors;

                                       16

                 (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the  appointment of a trustee,  receiver, sequestrator  or other custodian for the Corporation or for any part of its property;

                 (iv)  permit  or  suffer  to  exist  the  commencement  of any
         bankruptcy,   reorganization,   debt   arrangement  or  other  case  or
         proceeding  under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation  proceeding,  in respect of the  Corporation, and, if such case or proceeding is not commenced by the  Corporation or converted  to a  voluntary  case,  such  case or  proceeding  shall  be consented to or acquiesced in by the Corporation or shall result in the entry of an order for relief;

                 (v)   enter into any  agreement to merge or  consolidate  with
         any other person or sell, transfer or lease all or substantially all of its assets to any other person; or

                 (vi)  declare any split of its  outstanding  shares of capital stock,  declare or make any  dividend or  distribution,  or  subdivide, reclassify or combine any of its outstanding shares of capital stock.

             (g) OTHER NOTICES.  The Corporation shall distribute to the holders of the Series B Preferred  Stock all  communications  sent by the Corporation to the holders of the Common Stock.

         11. CERTIFICATE  AS  TO  ADJUSTMENTS.   Upon  the  occurrence  of  each
adjustment or  readjustment of the Conversion  Value,  the  Corporation,  at its
expense,  shall promptly  compute such  adjustment or readjustment in accordance with the  terms  hereof  and  prepare  and  furnish  to each  holder of Series B
Preferred Stock a certificate  setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
The  Corporation  shall,  upon the written  request at any time of any holder of
Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate  setting  forth (i) such  adjustments  and  readjustments,  (ii) the
Conversion  Value at the time in effect  for the  Series B  Preferred  Stock and
(iii) the  number of shares of Common  Stock and the  amount,  if any,  of other property  which at the time would be received  upon the  conversion  of Series B
Preferred   Stock  owned  by  such  holder  (without  regard  to  the  ownership limitations set forth in Section 5(g)).

         12. NOTICES  OF  RECORD  DATE.  In  the  event  of  any  fixing  by the
Corporation  of a record date for the holders of any class of securities for the purpose of  determining  the  holders  thereof  who are  entitled to receive any dividend  (other  than a cash  dividend  or a  dividend  set forth in  Section 1 hereof) or other  distribution,  any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire,  or any option for the  purchase  of, any shares of stock of any class or any other  securities  or property,  or to receive any other  right,  the  Corporation  shall mail to each holder of Series B Preferred  Stock at least  twenty (20) days prior to the date specified  therein,  a notice specifying the date on which any such record is to be taken for the  purpose of such  dividend,  distribution  or  rights,  and the amount and character of such dividend, distribution or right.

                                       17

         13. NO REDEMPTION AND UNISSUED SHARES.

             (a) NO REDEMPTION.  The  Corporation may not redeem the outstanding shares of Series B Preferred  Stock and the holders shall not have any right, at any time or under any circumstances, to require the Corporation to redeem any of the Series B Preferred Stock.

             (b) STATUS OF AUTHORIZED, BUT UNISSUED SHARES OF SERIES B PREFERRED
STOCK.  Shares of Series B Preferred  Stock shall be issued only upon conversion of the Notes (as defined in the Purchase  Agreement)  or the Existing  Notes (as
defined in the Purchase  Agreement)  or pursuant to Section 5.17 of the Purchase
Agreement.  Any attempt of the Corporation to issue shares of Series B Preferred
Stock other than in accordance with this Section 13(b) shall be null and void.

         14. NOTICES.  Any and all notices or other communications or deliveries required or permitted to be provided  hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of  transmission,  if such notice or  communication is delivered via facsimile at the facsimile number specified in this Section  prior to 5:00 p.m.  (New York, NY time) on a business day, (b) the next business day after the date of transmission, if such notice or communication  is delivered via facsimile at the facsimile  number  specified in this  Section on a day that is not a business  day or later than 5:00 p.m.  (New
York,  NY time) on any business  day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal  Express  with next day  delivery  specified.  The  address  for such notices and communications  shall be as follows:  (i) if to the Corporation,  to
GlobalOptions  Group, Inc., 75 Rockefeller Plaza, 27th Floor, New York, New York
10019, Attn: President,  Fax:  212-445-0053,  or (ii) if to a holder of Series B
Preferred   Stock,  to  the  address  or  facsimile   number  appearing  on  the
Corporation's  stockholder  records or, in either case, to such other address or facsimile  number as the Corporation or a holder of Series B Preferred Stock may provide to the other in accordance with this Section.

         15. STOCK  TRANSFER  TAXES.  The  issue  of  stock   certificates  upon
conversion of the Series B Preferred  Stock shall be made without  charge to the converting holder for any tax in respect of such issue; provided,  however, that the Corporation  shall be entitled to withhold any applicable  withholding taxes with  respect to such issue,  if any. The  Corporation  shall not,  however,  be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Series B Preferred Stock converted,  and the Corporation shall not be required  to issue or deliver  any such stock  certificate  unless and until the person  or  persons  requesting  the  issue  thereof  shall  have  paid  to  the
Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                            [signature page follows]

                                       18

         IN WITNESS WHEREOF,  the undersigned being a duly authorized officer of the Corporation,  does file this  Certificate of Designations,  hereby declaring and  certifying  that the  facts  stated  herein  are true and  accordingly  has hereunto set his hand this 28th day of June, 2006.

GLOBALOPTIONS GROUP, INC.

By: /s/ HARVEY W. SCHILLER
    -------------------------------------
Name: Harvey W. Schiller
Title: Chairman & Chief Executive Officer

                                       19

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the registered  Holder in order to convert shares of Series B
Preferred Stock)

         The  undersigned  hereby  irrevocably  elects to convert  the number of shares of Series B Cumulative  Convertible Series B Preferred Stock (the "SERIES
B  PREFERRED  STOCK")  indicated  below into shares of common  stock,  par value
$0.001 per share (the "COMMON STOCK"),  of GlobalOptions  Group,  Inc., a Nevada
corporation (the "CORPORATION"),  according to the Certificate of Designation of the Series B Preferred Stock and the conditions  hereof,  as of the date written below.  The  undersigned  hereby  requests that  certificates  for the shares of
Common Stock to be issued to the undersigned  pursuant to this Conversion Notice be issued in the name of, and delivered to, the  undersigned  or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the  undersigned,  the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate  representing the Series
B Preferred Stock being converted is attached hereto, the original of which will be delivered to the Corporation promptly following the date hereof.

--------------------------------------------------------------------------------
Date of Conversion (Date of Notice)

--------------------------------------------------------------------------------
Number of shares of Series B Preferred Stock owned prior to Conversion

--------------------------------------------------------------------------------
Number of shares of Series B Preferred Stock to be Converted

--------------------------------------------------------------------------------
Stated Value of Series B Preferred Stock to be Converted

--------------------------------------------------------------------------------
Amount of accumulated and unpaid dividends on shares of Series B Preferred Stock to be Converted

--------------------------------------------------------------------------------
Number of shares of Common Stock to be Issued  (including  conversion of accrued but unpaid dividends on shares of Series B Preferred Stock to be Converted)

--------------------------------------------------------------------------------
Applicable Conversion Value

--------------------------------------------------------------------------------
Number of shares of Series B Preferred Stock owned subsequent to Conversion

--------------------------------------------------------------------------------
Conversion Information:

-----------------------------------------

Address of Holder:
-----------------------------------------

-----------------------------------------

                                       20

Issue Common Stock to (if different than above):
Name:
      -----------------------------------
Address:
         --------------------------------
Tax ID #:
          -------------------------------

         The  undersigned  represents,  subject to the  accuracy of  information filed under the  Securities  Act and the  Exchange Act by the  Corporation  with respect  to the  outstanding  Common  Stock of the  Corporation,  as of the date hereof that,  after giving effect to the conversion of Preferred Shares pursuant to this  Conversion  Notice,  the  undersigned  will not exceed the  "Beneficial
Ownership  Cap"  contained in Section 5(g) of the  Certificate of Designation of
the Series B Preferred Stock.

-----------------------------------------
Name of Holder

By:
    -------------------------------------
Name:
Title: